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                             LTC PROPERTIES, INC.

                                  EXHIBIT 11.1
                      COMPUTATION OF NET INCOME PER SHARE
                                  (Unaudited)
                   (In thousands, except per share amounts)

                                                                                   Twelve months ended December 31,
                                                                                    1996         1995         1994
                                                                                 ----------   ----------   ----------
Primary:
  Net income applicable to common shares                                            $22,537      $20,040      $15,338
                                                                                    =======      =======      =======
  Applicable common shares:
    Weighted average outstanding shares during the period                            18,823       18,030       15,241
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the treasury
      stock method)                                                                     434          227          202
    Less contingent shares                                                                -            -            -
                                                                                    -------      -------      -------
    Total                                                                            19,257       18,257       15,443
                                                                                    =======      =======      =======
  Net income per share of common stock                                              $  1.17      $  1.10      $  0.99
                                                                                    =======      =======      =======
Fully diluted:
  Net income                                                                        $22,537      $20,040      $15,338
  Add back minority interest                                                              -(a)        57          n/a
  Reduction of interest and amortization expenses resulting from
   assumed conversion of 9.75% convertible subordinated debentures                      145        1,239            -(a)
  Reduction of interest and amortization expenses resulting from
   assumed conversion of 8.5% convertible subordinated debentures                         -(a)         -(a)         -
  Reduction of interest and amortization expenses resulting from
   assumed conversion of 8.25% convertible subordinated debentures                        -(a)         -(a)       n/a
  Reduction of interest and amortization expense resulting from
    assumed conversion of 7.75% convertible subordinated debentures                       -(a)       n/a          n/a
  Less applicable income taxes                                                            -                         -
                                                                                    -------      -------      -------
 Adjusted net income applicable to common shares                                    $22,682      $21,336      $15,338
                                                                                    =======      =======      =======
  Applicable common shares:
    Weighted average outstanding shares during the period                            18,823       18,030       15,241
    Weighted average shares sizable upon exercise of common stock equivalents outstanding (principally stock options using the treasury
      stock method)                                                                     499          250          216
    Assumed conversion of 9.75% convertible subordinated debentures                     145        1,225            -(a)
    Assumed conversion of 8.5% convertible subordinated debentures                        -(a)         -(a)         -(a)
    Assumed conversion of 8.25% convertible subordinated debentures                       -(a)         -(a)       n/a
    Assumed conversion of 7.75% convertible subordinated debentures                       -(a)       n/a          n/a
    Less contingent shares                                                                -            -            -
                                                                                    -------      -------      -------
   Total                                                                             19,467       19,505       15,457
                                                                                    =======      =======      =======
Net income per share of common stock                                                $  1.17      $  1.09      $  0.99
                                                                                    =======      =======      =======
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(a)   Conversion would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.